Exhibit 99.1                                          WACHOVIA
Press Release Dated
October 15, 1997                                      Wachovia Corporation
                                                      Atlanta, GA 30383
                                                      Winston-Salem, NC 27150

REPORT TO SHAREHOLDERS: For the Period Ending September 30, 1997

Dear Wachovia Shareholder:

Wachovia Corporation reported net income per fully diluted share of $1.03 for the 1997 third quarter, a gain of 5.3 percent from $.97 a year earlier. Net income totaled $167.3 million, up from $164.6 million, and represented annualized returns of 18.6 percent on shareholders' equity and 1.43 percent on assets. For the first nine months, net income per fully diluted share was $3.03, an increase of 8.7 percent from $2.78. Net income was $496 million, up
4.7 percent from $473.8 million, and represented annualized returns of 18.3 percent on shareholders' equity and 1.42 percent on assets.

The earnings gains in both periods reflected good revenue growth offset by aggressive spending for growth initiatives and Year 2000 conversion costs and by a higher provision for loan losses. Total revenues, excluding securities transactions, rose $51 million or 8.3 percent for the quarter and $161.1 million or 9 percent year to date. taxable equivalent net interest income was up $20.4 million or 4.9 percent for the three months and $78.5 million or 6.5 percent for the first nine months, while other operating revenue grew $30.7 million or 15.5 percent and $82.6 million or 14.2 percent, respectively.

Increases in taxable equivalent net interest income were driven by solid loan growth and a higher net yield on interest-earning assets. Average loans expanded $2.098 billion or 6.8 percent for the quarter and $2.204 billion or
7.4 percent year to date, led by taxable commercial loans, credit cards, commercial mortgages and construction loans. The net yield on interest-earning assets improved 9 basis points for the quarter and 13 basis points for the first nine months of the year.

Total other operating revenue advanced in all categories except mortgage fee income and other service charges and fees. Growth was led by fees from trust services, credit card income, investment income and deposit account service revenues. Included in total other operating revenue year to date were gains of approximately $2.4 million in the third quarter and $18.4 million in the second quarter from branch sales. Total other operating revenue for the first nine months of 1996 included a gain of $9.6 million from the sale of Wachovia's bond trustee business.

The provision for loan losses was $50.3 million for the three months and $148.1 million year to date, up $9.6 million or 23.6 percent and $45.6 million or
44.5 percent, respectively, from year-earlier periods. Net loan losses were $50.3 million or .61 percent of loans for the quarter and $148 million or .61 percent for the first nine months, higher by $9.7 million or 23.8 percent and $45.8 million or 44.8 percent, respectively. Excluding credit cards, net loan losses were $5.5 million or .08 percent of loans for the quarter and $19.7 million or .10 percent year to date.

Noninterest expense increased $39.7 million or 12.5 percent for the three months and $100.2 million or 10.7 percent for the first nine months. Spending growth was concentrated in salaries, programming and consulting services for Year 2000 conversion work and advertising expense for Wachovia's ongoing brand recognition campaign. The corporation's overhead ratio was 53.6 percent for the quarter and 53.2 percent year to date.

The continued focus and commitment to our growth initiatives will result in Wachovia's expansion into very attractive markets in Virginia and Florida during the fourth quarter. We are excited about the new opportunities in these states and look forward to providing our products and services to a broader customer base. Your confidence is appreciated.

Sincerely,

/s/ L.M. Baker, Jr.
L.M. Baker, Jr.
Chief Executive Officer
October 15, 1997

Financial Summary

                                                                                                           Third
                                                         1997                              1996          Quarter
                                            ---------------------------------------    ---------------   1997-1996
                                            Third        Second     First         Fourth       Third      Percent
                                            Quarter      Quarter    Quarter       Quarter      Quarter   Variance
                                            ----------- ----------------------   ------------  -------      -------

Summary of Operations
(thousands, except per share data)

Interest income - taxable equivalent      $  882,392   $  865,416   $  837,010    $  842,365  $  842,109     4.8
Interest expense                             446,655      438,359      417,955       421,079     426,723     4.7
Net interest income - taxable
 equivalent                                  435,737      427,057      419,055       421,286     415,386     4.9
Taxable equivalent adjustment                 12,501       13,315       14,086        16,246      16,880   (25.9)
Net interest income                          423,236      413,742      404,969       405,040     398,506     6.2
Provision for loan losses                     50,344       49,715       47,998        47,443      40,730    23.6
Net interest income after provision
  for loan losses                            372,892      364,027      356,971       357,597     357,776     4.2

Other operating revenue                      228,463      232,905      201,665       203,436     197,778    15.5
Investment securities gains                      421          326          335         2,864         393     7.1
Total other income                           228,884      233,231      202,000       206,300     198,171    15.5

Personnel expense                            190,099      181,650      174,104       167,236     165,509    14.9
Other expense                                166,034      173,044      150,032       155,502     150,970    10.0
Total other expense                          356,133      354,694      324,136       322,738     316,479    12.5

Income before income taxes                   245,643      242,564      234,835       241,159     239,468     2.6
Applicable income taxes *                     78,387       76,941       71,753        70,431      74,872     4.7
Net income                                $  167,256   $  165,623   $  163,082    $  170,728  $  164,596     1.6

Net income per common share:
  Primary                                       1.04   $     1.01          .99          1.02         .98     5.6
  Fully diluted                                 1.03   $     1.01          .99          1.02         .97     5.3

Cash dividends paid per common share             .44   $      .40          .40          .40$         .40    10.0

Average primary shares outstanding           161,717      162,872      165,432       167,118     167,966    (3.7)
Average fully diluted shares outstanding     162,207      162,888      165,441       167,281     168,354    (3.7)

Performance Ratios (averages)

Annualized net yield on
  interest-earning assets                       4.12%        4.11%        4.14%       4.11%     4.03%
Annualized return on assets                     1.43         1.42         1.42        1.49      1.44
Annualized return on shareholders' equity       18.55        18.44        17.86       18.60     18.13
Overhead ratio                                  53.62        53.74        52.22       51.66     51.61













                                                       September 30
                                           ----------------------------------
                                                                    Percent
                                            1997        1996        Variance
                                          --------    ----------     -----------
[S]                                      [C]           [C]            [C]
Interest income - taxable equivalent     $2,584,818    $2,454,866       5.3
Interest expense                          1,302,969     1,251,523       4.1

Net interest income - taxable
 equivalent                               1,281,849     1,203,343       6.5
Taxable equivalent adjustment                39,902        53,671     (25.7)

Net interest income                       1,241,947     1,149,672       8.0
Provision for loan losses                   148,057       102,468      44.5

Net interest income after provision
  for loan losses                         1,093,890     1,047,204       4.5

Other operating revenue                     663,033       580,478      14.2
Investment securities gains                   1,082           872      24.1
Total other income                          664,115       581,350      14.2

Personnel expense                           545,853       487,289      12.0
Other expense                               489,110       447,522       9.3
Total other expense                       1,034,963       934,811      10.7

Income before income taxes                  723,042       693,743       4.2
Applicable income taxes *                   227,081       219,914       3.3

Net income                               $  495,961    $  473,829       4.7

Net income per common share:
  Primary                                      3.04          2.79       8.8
  Fully diluted                                3.03          2.78       8.7

Cash dividends paid per common share           1.24          1.12      10.7

Average primary shares outstanding          163,327       169,758      (3.8)
Average fully diluted shares outstanding    163,876       170,251      (3.7)

Performance Ratios (averages)

Annualized net yield on
  interest-earning assets                      4.12%      3.99%
Annualized return on assets                    1.42       1.40
Annualized return on shareholders' equity     18.28      17.29
Overhead ratio                                53.21      52.40

Wachovia Corporation and Subsidiaries
Financial Summary

                                                                                             Third
                                                                                              Quarter      Nine Months Ended
                                                        1997                     1996        1997-1996       September 30
                                           ------------------------------  ---------------  ----------   ---------------------
                                             Third    Second     First     Fourth   Third    Percent                        Percent
                                            Quarter   Quarter    Quarter   Quarter  Quarter  Variance    1997     1996      Variance
                                           ---------  --------- --------  -------   -------   -------    -------  ----   ----------


Selected Average Balances (millions)

Total assets                              $ 46,690   $ 46,619  $ 45,984   $ 45,737   $ 45,778     2.0  $ 46,434   $ 45,059      3.1
Loans - net of unearned income              32,758     32,249    31,481     31,101     30,660     6.8    32,167     29,963      7.4
Investment securities                        7,912      8,220     8,387      8,324      8,774    (9.8)    8,171      8,833     (7.5)
Other interest-earning assets                1,328      1,278     1,242      1,409      1,611   (17.6)    1,284      1,574    (18.4)
Total interest-earning assets               41,998     41,747    41,110     40,834     41,045     2.3    41,622     40,370      3.1
Interest-bearing deposits                   22,604     22,641    22,034     21,211     20,873     8.3    22,428     20,626      8.7
Short-term borrowed funds                    7,991      7,943     7,444      7,668      8,099    (1.3)    7,795      8,123     (4.0)
Long-term debt                               5,461      5,450     5,910      6,206      6,454   (15.4)    5,606      6,025     (7.0)
Total interest-bearing liabilities          36,056     36,034    35,388     35,085     35,426     1.8    35,829     34,774      3.0
Noninterest-bearing deposits                 5,677      5,631     5,518      5,604      5,408     5.0     5,609      5,402      3.8
Total deposits                              28,281     28,272    27,552     26,815     26,281     7.6    28,037     26,028      7.7
Shareholders' equity **                      3,606      3,593     3,653      3,671      3,631    (0.7)    3,617      3,654     (1.0)

Credit Quality Data (thousands)

Nonperforming loans                         55,563     54,837    57,934     60,066     61,283    (9.3)   55,563     61,283     (9.3)
Net loan losses                             50,323     49,692    47,983     47,417     40,664    23.8   147,998    102,205     44.8
Net loan losses excluding credit cards       5,483      6,305     7,901      7,759      6,460   (15.1)   19,689      8,379    135.0
Allowance for loan losses                  409,356    409,335   409,312    409,297    409,271           409,356    409,271
Nonperforming assets to total loans
   and foreclosed property                    .20%      .21%       .23%        .25%       .25%              .20%       .25%
Annualized net loan losses to average
   loans                                       .61       .62        .61        .61        .53               .61        .45
Annualized net loan losses to average
   loans
   excluding credit cards                     .08       .09        .12         .12        .10               .10        .04
Allowance for loan losses to total
  loans                                      1.21      1.23       1.26        1.31       1.30              1.21       1.30
Allowance for loan losses times
   nonperforming loans                      7.37x     7.46x       7.07x       6.81x    6.68x              7.37x      6.68x

Selected Financial Data at Period-End (millions, except per share data)

Total assets                                                                                           $ 47,670    $ 47,483     0.4
Interest-earning assets                                                                                  42,171      42,036     0.3
Loans - net of unearned income                                                                           33,754      31,549     7.0
Deposits                                                                                                 29,091      27,436     6.0
Shareholders' equity ***                                                                                  3,677       3,729    (1.4)
Shareholders' equity to total assets                                                                       7.71%       7.85%
Risk-based capital ratios:
   Tier I capital                                                                                           9.7****     8.9
   Total capital                                                                                           13.0****    12.8
Per Share:
  Book value                                                                                         $   23.31        22.57     3.3
  Common stock closing price (NYSE)                                                                  $   72.00        49.50    45.5
Common shares outstanding (thousands)                                                                  157,773      165,213    (4.5)


     * Income taxes applicable to securities transactions were $171, $118, $134, $1,181, $149, $422 and $341, respectively
    ** Includes unrealized gains on securities available-for-sale of $47, $17,
       $37, $45, $24, $34 and $61 net of tax, respectively
   *** Includes unrealized gains on securities available-for-sale of $56 and $33 net of tax, respectively
  **** Estimated

NEWS DEVELOPMENTS
--------------------------

o In August, Wachovia announced plans to acquire 1st United Bancorp, the largest commercial bank headquartered in Palm Beach County, Florida. The merger represents Wachovia's first acquisition of a Florida bank holding company and will provide an initial base in the state upon which to expand Wachovia's consumer and commercial franchise. The transaction is expected to close by year-end along with Wachovia's two Virginia mergers announced in June with Jefferson Bankshares and Central Fidelity Banks.

o Wachovia is adding online investing and interactive kiosks to its system of alternative delivery channels. Using Wachovia PC Access, MarketLink customers now can place stock, option and mutual fund trades, review their balances and account holdings, and conduct investment research through the convenience of their personal computers. Interactive kiosks enable users to obtain product information, perform calculations for education and retirement savings needs, and explore different options for CDs, credit cards, home mortgages and other loans 24 hours a day, seven days a week at Wachovia in-store banking centers in the Atlanta area.

o In early October, Wachovia received regulatory approval to convert its representative office in London to an operating branch. The conversion to branch office status enables Wachovia to offer a broader array of corporate banking services to companies conducting business in Europe and is part of Wachovia's strategy to provide enhanced global banking services for its corporate clients. Wachovia operates international representative offices in Tokyo and Sao Paulo, Brazil, a foreign branch in Grand Cayman, and has a global services representative in Hong Kong.

COMMON STOCK DATA - PER SHARE
-------------------------------

                                        1997                           1996
                            ----------------------------     ------------------
                              Third      Second     First      Fourth   Third
                             Quarter    Quarter   Quarter     Quarter  Quarter
Market Value:
    Period-end ........... $ 72         $58 5/16   $54 1/2      $56 1/2  $49 1/2
    High .................   72 3/8      66 7/8     64 5/8       60 1/4   49 7/8
    Low ..................   58 3/16     53 1/2     54 1/2       48 3/4   39 5/8
Book value at
  period-end .............     23.31      23.07      22.75        22.96    22.57

Dividend ...................     .44        .40        .40          .40     .40
Price/earnings ratio* ......   17.7X      14.6x      13.9x        14.8x   13.6x

* Based on most recent twelve months net income per primary share and period-end stock price


SHAREHOLDER INFORMATION
-------------------------------

SHAREHOLDER ACCOUNT ASSISTANCE


               Shareholders who wish to change the name, address or ownership of stock, report lost certificates, eliminate duplicate mailings of financial material or for other account reregistration procedures and assistance should contact the Transfer Agent at the listed address or phone number. Use of your shareholder account number and a daytime phone number in all correspondence will be appreciated.



TRANSFER AGENT
Wachovia Bank, N.A.
Winston-Salem, NC
1-800-633-4236

Correspondence should be sent to the following:
Wachovia Shareholder Services
P.O. Box 8218
Boston, MA 02266-8218

CORPORATION SHAREHOLDER SERVICES
H. Jo Barlow                         Wachovia Corporation
910-732-5787                         P.O. Box 3099
                                     Winston-Salem, NC 27150


DIVIDEND SERVICES
DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN -
The plan provides common stockholders of record a regular way of investing cash dividends in additional shares at an average market price and/or investing optional cash payments without payment of brokerage commissions or service charges.


DIRECT DEPOSIT OF CASH DIVIDENDS - Direct deposit is a safe, fast and timesaving method of receiving cash dividends through automatic deposit on date of payment to a checking, savings or money market account at any financial institution which participates in an Automated Clearing House.

Information about these services can be obtained from the Transfer Agent or the Corporation's shareholder services office.

FINANCIAL INFORMATION
The corporation's Form 10-Q and Financial Supplement and related information may be obtained by contacting the following either by phone or in writing.

 Robert S. McCoy, Jr.               James C. Mabry
 Chief Financial Officer            Investor Relations Manager
 910-732-5926                       910-732-5788

  Wachovia Corporation
  P.O. Box 3099
  Winston-Salem, NC 27150

  COMMON STOCK LISTING
  New York Stock Exchange Symbol:  WB